                                                                    Exhibit 10.7
                           ASSET PURCHASE AGREEMENT

                                 by and among

                            Blue Rhino Corporation
                                    "Buyer"

                                      and

                        Georgia Gas Distributors, Inc.
                                   "Seller"


                            Dated: November 9, 1999

                           Asset Purchase Agreement

--------------------------------------------------------------------------------

    THIS ASSET PURCHASE AGREEMENT ("Agreement") is made this the 9th day of November 1999 by and between Blue Rhino Corporation, a Delaware corporation ("Buyer") and Georgia Gas Distributors, Inc., a Georgia corporation ("Seller").


                               R E C I T A L S:
                               ---------------

    The Seller desires to sell to Buyer and the Buyer desires to purchase from the Seller its 20 pound propane gas cylinder exchange business (the "Business") and certain operating assets of the Seller, upon the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the mutual promises and obligations herein contained and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:


                                   ARTICLE I

                          Purchase and Sale of Assets
                          ---------------------------

    1.1  Assets to be Purchased. Subject to the terms and conditions hereof, on
         ----------------------
the date of the Closing (the "Closing"), the Seller agrees to sell to the Buyer and the Buyer agrees to purchase from the Seller the following assets and the Business of the Seller (the "Assets"):

    (a) All right, title and interest in and to all of Seller's seven hundred three (703) retail cylinder exchange accounts and locations ("Locations"), as set forth on Exhibit 1.1(a) hereto.

    (b) Seven hundred thirty-eight (738) retail exchange racks and displays ("Displays").

    (c) Thirteen thousand seven hundred eighty-four (13,784) 20 pound propane gas cylinders ("Cylinders").

    (d) All of the machinery and equipment currently used by Seller in the Business as set forth on Exhibit 1.1(d) attached hereto.

    (e) All of the motor vehicles of Seller set forth on Exhibit 1.1(e) attached hereto.

    (f) All inventory and supplies of Seller relating to the Business as of Closing as agreed by the Parties.

    (g)  Seller's complete Customer List for the Business.

    (h) Assignment of all licenses, permits, goodwill, records and all other intangible rights of the Seller used or useful in the Business of the Seller and relating to the Assets to the extent legally assignable.

    (i) All business records relating to the Assets as agreed by the Parties including (but not limited to) all sales data, customer lists, records and files, accounts, contracts, performance data, and all other data and information applicable to the operation of the Business.

    (j) Excluded from this Agreement are the six (6) Industrial Customers serviced by Gas To Go as set forth on Exhibit 1.1(j) attached hereto.


    1.2  Liabilities and Obligations to be Assumed. Subject to the terms and
         -----------------------------------------
conditions of this Agreement, as of the date of Closing, the Seller agrees to assign and transfer to the Buyer and the Buyer agrees to pay or assume the unperformed contracts, purchase and sale commitments and other agreements or instruments relating to the Business to which the Seller is a party, and which are limited to the list set forth on Exhibit 1.2 hereof.

    The liabilities referred to in this Section are herein sometimes collectively called the "Assumed Obligations."

    Notwithstanding anything to the contrary contained herein, the following liabilities are not to be paid or assumed by the Buyer hereunder:
                ---

    (a) any liability for any federal, state or local income taxes of the Seller or its owners, all of which taxes will be timely paid and borne entirely by the Seller; Seller shall be solely responsible for paying whatever federal, state or local income taxes are incurred by it as a result of this transaction and the Buyer's purchase of the Assets pursuant to this Agreement;

    (b) any litigation, or claims and assessments of Seller not yet in litigation, whether or not identified on Exhibit 2.12 arising from events occurring prior to the date of the Closing;

    (c) any labor or unfair labor practices or employment discrimination claims which occur prior to Closing;

    (d) any obligations of the Seller under any profit-sharing or any other employee benefit plans occurring prior to Closing; and

    (e) any liability of any kind whatsoever, known or unknown other than the assumed obligations which arise from events occurring prior to the date of Closing.


    1.3  Purchase Price; Payment. Subject to the terms and conditions of this
         -----------------------
Agreement and in reliance on the representations and warranties of the Seller contained herein, and in consideration of the sale, conveyance, transfer and delivery of all of the Assets, the Buyer agrees to pay to the Seller a purchase price of one million one hundred thousand ($1,100,000) dollars (the "Purchase Price") (subject to adjustment as set forth in Section 1.4 hereof). The Purchase Price shall be paid eight hundred thousand ($800,000) dollars in cash at Closing and three hundred thousand ($300,000) dollars within one hundred eighty (180) days after Closing.


    1.4  Adjustments to Purchase Price. The Purchase Price will be adjusted as
         -----------------------------
follows:

    (a) Locations: One hundred eighty (180) days following Closing, a total count of then customer Locations doing business with Buyer shall be made. If the total count is greater than 703, the purchase price shall be increased by an amount equal to $1,000 multiplied by the difference between 703 and the then total count of Locations. If the total count is less than 703, the purchase price shall be decreased by an amount equal to $1,000 multiplied by the difference between 703 and the then total count of Locations, except a customer Location ceasing to do business with Buyer during the 180 days following Closing shall, for purposes of calculating the total count, be included in the total count as an active customer Location if both of the following conditions are met:

         (i) Any increase in price or any additional fee or charge has been applied to that customer Location during the 180 days following Closing other than standard service previously charged by Seller; and

         (ii) The loss of that customer Location would cause the total count to become less than 703.

    (b) Displays: The purchase price will be increased by $300 for each Display in excess of 738 Displays and decreased by $300 for each Display less than 738 transferred to Buyer at Closing.

    (c) Cylinders: The purchase price will be increased by $16 for each Cylinder in excess of 13,784 Cylinders and decreased by $16 for each Cylinder less than 13,784 transferred to Buyer at Closing. Cylinders must be fit-for-use in accordance with CGA-6 and shall exclude high collar cylinders. Cylinders shall be palletized and separated by valve type.

    (d) Method of adjustment: Buyer and Seller shall set up acceptable procedures to verify the count of Locations, Displays and Cylinders.

         Any adjustment resulting from verification by the Parties will be paid in cash within one hundred eighty (180) days after the Closing.

    1.5  Closing. The Closing of this transaction shall occur by United States
         -------
mail or courier service on or before _________________ _____, 1999 or at such time, date and place as the Parties may agree, provided however, that all conditions to the Closing have been satisfied or waived in writing. At the Closing, the Seller will execute and deliver to the Buyer appropriate instruments of assignment, transfer and conveyance and such other instruments as the Buyer shall reasonably request or, as specified in this Agreement. In exchange, the Buyer shall deliver to the Seller the cash down-payment portion of the Purchase Price and such other documents as the Seller shall reasonably request or, as specified in this Agreement. The Seller and the Buyer shall cooperate with and assist each other in the planning and orderly transfer of the Assets.


    1.6  Consulting Agreement. At the Closing, Buyer and Gerald E. Misel, Jr.
         --------------------
will enter into the Consulting Agreement attached hereto as Exhibit 1.6.


    1.7  Proration. Any revenue and cash expenses related to the Locations shall
         ---------
be prorated between the Parties as of the Closing Date.


                                  ARTICLE II

            Representations, Warranties and Covenants of the Seller
            -------------------------------------------------------

    The Seller hereby makes the following representations, warranties and covenants, each of which is true and correct on the date hereof and will be true and correct on the date of the Closing and each of them shall survive the date of the Closing and the sale contemplated hereby.

    2.1  Corporate Existence and Qualification of Seller. The Seller is a
         -----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Seller has the power and authority to own and use its properties and to transact the Business in which it is engaged, holds all franchises, licenses and permits necessary and required therefor.


    2.2  Approval of Agreement. The execution and delivery of this Agreement has
         ---------------------
been duly authorized and approved by proper corporate action of the Seller. Pursuant to such authorization and approval, the Seller has full power and authority to enter into this Agreement and to perform its obligations hereunder.


    2.3  Financial Information. Attached hereto as Exhibit 2.3 is the Financial
         ---------------------
Information prepared by the Seller relating to the revenues and cylinder exchanges for each of the Locations over the twelve (12) months ending July 31, 1999. Such Financial Information is hereinafter referred to as the "Financial Information." The Financial Information is true, complete and correct in all material respects and has been prepared by the Seller and presents fairly the Financial Information as of the dates indicated.


    2.4  Events Subsequent to July 31, 1999. Since July 31, 1999, except as set
         ----------------------------------
forth on Exhibit 2.4 hereto, there has been no material (a) change in the condition of the Assets or Business (ordinary wear and tear excepted) other than changes in the ordinary course of business, none of which have been materially adverse; or (b) damage, destruction or loss, whether covered by insurance or not, affecting the Assets or the Business of the Seller.


    2.5  True and Complete Copies. Copies of the agreements, written contracts
         ------------------------
and documents previously delivered and to be delivered hereunder by the Seller are and will be true and complete copies of such agreements, contracts and documents.

    2.6   Personal Property. Except as set forth on Exhibit 2.6 hereto, the
          -----------------
Seller has good and marketable title to all of the personal property Assets free and clear of all liens, security interests, leases, covenants, conditions, agreements, claims, restrictions and other encumbrances of every kind, and there exists no restriction on the use or transfer of such property.


    2.7   Customer List. Set forth on Exhibit 2.7 hereto is a customer list of
          -------------
the Business which is true and correct as of the date indicated.


    2.8   Use and Condition of Property. All of the Assets to be transferred to
          -----------------------------
Buyer are in good operating condition and repair as required for their use in the Business as presently conducted and will be in good operating condition as of the Closing.


    2.9   Licenses and Permits. Seller has all material licenses and permits
          --------------------
required for the conduct of the Business and such licenses and permits are valid and in full force and effect.


    2.10  Contracts and Commitments. Except as set forth in Exhibit 2.10 hereto
          -------------------------
and relating only to the Business, the Seller does not have outstanding:

    (a) Other than this Agreement, any arrangement or other agreement which involves (i) a sharing of profits, (ii) future payments to other persons, or (iii) any joint venture contract or arrangement.

    (b) Any contract containing covenants materially limiting the freedom of the Seller to compete in the Business or with any person or in any geographic area.

    (c) Any contract or commitment not made in the ordinary course of business which is material to the Business, financial condition or operations of the Seller except as otherwise disclosed herein.

    (d) Any other material contract or commitment which is not cancelable without penalty on ten (10) days notice or less and which is not specifically set forth on any other Exhibit hereto.


    2.11  No Breach of Statute, Decree, Order or Contract. To the best of
          -----------------------------------------------
Seller's knowledge, as relates to the Assets, Seller is not in default under or in violation of, any applicable statute, law, ordinance, decree, order, rule, or regulation of any governmental body, or the provisions of any franchise or license; or in default under, or in violation of, any provision of its Articles of Incorporation, by-laws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement to which the Seller is a party or by which it is bound which may result in an adverse effect on the Business or condition, financial or otherwise, of the Seller; and the execution of this Agreement and the consummation of the transactions contemplated hereby has not and will not constitute or result in any such default, breach or violation or in the creation of any lien, charge or encumbrance upon any Asset.


    2.12  Litigation. To the best of Seller's knowledge, except as set forth on
          ----------
Exhibit 2.12 hereto, there is no suit, claim, action or proceeding now pending or to the best of Seller's knowledge, threatened before any court, administrative or regulatory body, or any governmental agency, nor, to the best of Seller's knowledge, are there any grounds therefor, to which the Seller is a party or which may result in any judgment, order, decree, liability or other determination which will, or could, have any adverse effect upon any Asset. To the best of Seller's knowledge, no such judgment, order or decree has been entered against the Seller nor has any such liability been incurred which has, or could have, such effect. To the best of Seller's knowledge, there is no claim, action or proceeding now pending or threatened before any court, administrative or regulatory body, or any governmental agency, which will, or could, prevent or hamper the consummation of the transactions contemplated by this Agreement.


    2.13  Insurance Policies. Set forth on Exhibit 2.13 hereto is a list of all
          ------------------
insurance policies in force covering the Assets.


    2.14  Books and Records. As relates to the Assets, the books of account,
          -----------------
corporate books and other records of the Seller are in all material respects complete and correct, have been maintained in accordance with normal business practices, and the matters contained therein are accurately reflected on the Financial Information in all material respects.


    2.15  Product Liability. To the best of Seller's knowledge, there exist no
          -----------------
claims against the Seller for injury to person or property of its employees or any third persons suffered as a result of the sale of any products or services of the Business sold by the Seller prior to the date of this Agreement, including, but not limited to, claims arising because of the defective or unsafe nature of its equipment or service. The Seller has, and on the date of Closing will have, full and adequate insurance coverage for potential products liability claims against it relating to the Business as set out on Exhibit 2.13.


    2.16  Assumed Obligations. The Assumed Obligations to be assumed by the
          -------------------
Buyer under the provisions of Section 1.2 hereof are all valid and in full force and effect and to the best of Seller's knowledge, no party to any such Assumed Obligation is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Except as specifically set forth on

Exhibit 2.16 hereto, none of the Assumed Obligations will result in a penalty upon termination. The Assumed Obligations will be valid and in full force and effect on the Closing. Each Assumed Obligation will be duly assigned to the Buyer on the Closing and upon such assignment, the Buyer will acquire all of the Seller's right, title and interest in and to such Assumed Obligation and will be substituted for the Seller under the terms of such Assumed Obligation. The Seller has delivered to the Buyer true, correct and complete copies of the contracts, agreements or other documents creating or evidencing each Assumed Obligation.


     2.17  Necessary Property, Title and Transfer of Assets. The Assets and
           ------------------------------------------------
Assumed Obligations being sold and delivered by the Seller to the Buyer constitute all of such property now used in and necessary for the conduct of the Business of the Seller. To the best of Seller's knowledge, except as set forth on Exhibit 2.17 hereto, no consent is necessary to, and there exists no restriction on, the transfer of any of the Assets to the Buyer or the assignment of the Assumed Obligations to the Buyer. There exists no condition, restriction or reservation affecting the title to or utility of the Assets or Assumed Obligations which would prevent the Buyer from occupying or utilizing the Assets or Assumed Obligations, or any part thereof, to the same full extent that the Seller might continue to do so if the sale and transfer contemplated hereby did not take place.


     2.18  Reasonableness-Validity of Contracts. To the best of Seller's
           ------------------------------------
knowledge, no purchase commitment for inventory to which the Seller is a party is in excess of the normal, ordinary, usual and current requirements of its Business or at a price in excess of the current reasonable market price.

     Each of the contracts and agreements relating to the Business to which the Seller is a party is a valid and binding obligation of the parties thereto in accordance with its terms and conditions. To the best of Seller's knowledge, no party to any such contract or agreement is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any Asset.


     2.19  No Material Misstatement or Omissions. To the best of Seller's
           -------------------------------------
knowledge, Sections 2.1 through and including 2.18 of this Article II, including the material contained in the Exhibits referred to in said Sections, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not materially false or misleading. There is no fact which materially adversely affects, or in the future may (so far as the Seller reasonably foresees) materially adversely affect, the Business, properties or financial or business condition of the Seller which has not been set forth therein. The representations, warranties and covenants made in this Article will be true and complete on and as of the Closing with the same force and effect as though made on and as of the Closing.



                                  ARTICLE III

                  Representations and Warranties of the Buyer
                  -------------------------------------------

     The Buyer hereby makes the following representations and warranties, each of which is true and correct on the date hereof and will be true and correct on the date of Closing, and each of which shall survive the date of Closing and the sale contemplated hereby.


     3.1   Corporate Existence of Buyer. The Buyer is a corporation duly
           ----------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has the corporate power and authority to own and use its properties and to transact the business in which it is engaged.

     3.2   Approval of Agreement. The execution and delivery of this Agreement
           ---------------------
has been duly authorized and approved by proper corporate action of the Buyer. Pursuant to such authorization and approval, the Buyer has full power and authority to enter into this Agreement and to perform its obligations hereunder.


     3.3   No Breach of Statute, Decree, Order or Contract. The execution of
           -----------------------------------------------
this Agreement and the consummation of the transactions contemplated hereby have not and will not constitute or result in the breach of any of the provisions of or constitute a default under, the articles or certificate of incorporation or by-laws of the Buyer, or any promissory note, indenture, evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement to which the Buyer is a party or by which it is bound which would have a material adverse effect on the Buyer, taken as a whole.



                                  ARTICLE IV

                        Covenants Concerning the Seller
                        -------------------------------

     The Seller covenants and agrees with the Buyer that, from and after the date of this Agreement and until the Closing, the Seller will conduct the Business subject to the following provisions and limitations:


     4.1   Operation of Business. Unless the prior written consent of the Buyer
           ---------------------
is otherwise obtained as relates to the Business, the Seller will:

     (a) not enter into any contract or commitment or engage in any transaction which is not in the usual and ordinary course of business or which is inconsistent with past practices;

     (b) not sell or dispose of any of the Assets except in the ordinary course of business;

     (c)   not create, assume, incur or guarantee any indebtedness other than
           (i) in the usual and ordinary course of business or (ii) that was previously incurred pursuant to existing contracts disclosed in the Exhibits delivered pursuant hereto;

     (d) not make or institute any unusual or novel method of transacting business or change any accounting procedures or practices or its financial structure;

     (e) not perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material contract, commitment or obligation to which the Seller is a party;

     (f) maintain its inventories at substantially the same level as on the date of this Agreement;

     (g)   operate its Business in the usual, regular and ordinary course;

     (h) maintain the Assets and properties in substantially the same state of repair, order and condition as currently exist, reasonable wear and tear excepted;

     (i) continue to insure the Assets owned or leased by it against all ordinary and insurable risks for which Seller is currently insured as set forth in Exhibit 2.13 hereto and will operate, maintain and repair all its property in a manner consistent with what the Seller has done in the past;

     (j) not take any action which would interfere with the ability of the Seller to perform this Agreement, which would prevent the performance of this Agreement, or which would materially impair the value of the Business or Assets being acquired by the Buyer in this transaction; and

     (k) use its best efforts to preserve its business organization and relationships intact and keep available to the Buyer, to the extent desired by the Buyer, the services of its present employees and agents, and also use its best efforts to preserve the goodwill of suppliers, customers, distributors and others having material business relations with it.


     4.2   Full Access. As relates only to the Assets and the Business,
           -----------
representatives of the Buyer shall have full access at all reasonable times to all premises, properties, records and contracts of the Seller, and the Seller will furnish to the Buyer any information in respect to the 20 pound cylinder Business as the Buyer may from time to time reasonably request. Such examination and investigation by the Buyer shall not affect the warranties and representations of the Seller contained in this Agreement.



                                  ARTICLE V

                     Conditions to the Buyer's Obligations
                     -------------------------------------

     The obligations of the Buyer to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the date of the Closing, subject to the right of the Buyer to waive any one or more of such conditions.


     5.1   Representations and Warranties of Seller. The representations and
           ----------------------------------------
warranties of the Seller contained in this Agreement and in the certificates and documents to be delivered to the Buyer pursuant hereto and in connection herewith shall be true and correct in all material respects on the date hereof and on the date of the Closing (except for changes specifically permitted hereunder) as though such representations and warranties were made on the date of the Closing.


     5.2   Performance of this Agreement. The Seller shall have duly performed
           -----------------------------
or complied in all material respects with all of the obligations to be performed or complied by it under the terms of this Agreement on or prior to the date of Closing.


     5.3   Material Adverse Change. There shall have been no material adverse
           -----------------------
change, casualty or loss actual or threatened, in the Assets, the Business or condition, financial or otherwise, of the Seller, which has not been previously remedied by Seller or disclosed herein, whether or not covered by insurance, as a result of any cause whatsoever.


     5.4   No Violations of Law or Litigation. To the best of Seller's
           ----------------------------------
knowledge, as of the date of Closing there shall exist no violations of any federal, state or local law or regulations materially affecting the Assets, goodwill or the Business, and no governmental agency or body shall have made charges of any such violations or shall have instituted, threatened or intimated any action which would have a material adverse effect on and/or preclude the transaction contemplated by this Agreement.


     5.5   Receipt of Documents. The Buyer shall have received, in form and
           --------------------
content satisfactory to it, all documents required to be delivered to it hereunder, and such other documents (in addition to the foregoing) as may reasonably be required by the Buyer in connection with this Agreement and the transaction hereunder.


     5.6   Certificate of the Seller. The Buyer shall have received a
           -------------------------
certificate signed by an officer of the Seller dated as of the date of the Closing, and subject to no qualification, certifying that the conditions set forth in this Article have been fully satisfied. Such certificate shall be deemed a representation and warranty of the Seller under this Agreement.

     5.7   Authorization and Good Standing. The Buyer shall have received from
           -------------------------------
the Seller:

     (a) A certificate that this Agreement has been duly executed and delivered on behalf of the Seller, is valid, binding and enforceable against the Seller in accordance with its terms, and has received all requisite corporate authorization.

     (b) A certificate that the Seller is a corporation duly organized and validly existing under the laws of Georgia. The Seller has full power and authority to own and use its properties and carry on its business as being conducted immediately prior to the date of the Closing.

     (c)   A Certificate of Existence from the State of Georgia.

     (d) An attorney's opinion or acceptable UCC reports from the Georgia State Clerk's Cooperative Authority, Tennessee Secretary of State and the South Carolina Secretary of State showing that the Assets are not subject to any liens or encumbrances or a written commitment to release any such liens or encumbrances from all secured parties.


     5.8   Opinion of Counsel. The Buyer shall have received from Hoffman &
           ------------------
Associates, counsel to the Seller, an opinion of such counsel, dated the Closing Date, to the effect that:

     (a) This Agreement has been duly executed and delivered on behalf of the Seller, is valid, binding and enforceable against the Seller in accordance with its terms, and has received all requisite legal corporate approval.

     (b) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Seller has full corporate power and authority to own and use its properties and carry on its business as being conducted immediately prior to the Closing Date.


     5.9   No Lawsuits. To the best of Seller's knowledge, no suit, action or
           -----------
other proceeding or investigation shall be threatened or pending before or by any court or governmental agency concerning this Agreement or the consummation of the transactions contemplated hereby, or in connection with any material claim against the Seller relating to the Business not disclosed on the Exhibits hereto. To the best of Seller's knowledge, no governmental agency shall have threatened or directed any request for information concerning this Agreement, the transaction contemplated hereby or the consequences or implications of such transaction to the Buyer or the Seller, or any member, officer, director, employee or agent of either of them.


     5.10  No Restrictions. To the best of Seller's knowledge, there shall exist
           ---------------
no conditions, restrictions or reservations affecting the title to or utility of the Assets which would prevent the Buyer from occupying and utilizing the Assets or any part thereof, to the same full extent that the Seller might continue to do so if the sale and transfer contemplated hereby did not take place.


     5.11  Consents. To the best of Seller's knowledge, there are no material
           --------
contracts regarding the Business to be assigned hereunder which requires the consent of any third party which consent has not be obtained.


     5.12  Documents. The Buyer shall receive from the Seller on the date of the
           ---------
Closing appropriate documents conveying to the Buyer good and marketable title to the Assets being transferred.

     5.13  Delivery of Certain Records. All books and records of the Seller
           ---------------------------
relating to the Assets being transferred and all other information and records reasonably requested by the Buyer, shall have been made available to the Buyer for inspection, and shall be in form and content satisfactory to the Buyer and its counsel. The Seller shall have delivered the business records promised to the Buyer pursuant to Section 1.1(i) hereof.


     5.14  Approval of Counsel. The validity of the transaction herein
           -------------------
contemplated and the form and substance of all opinions, instruments and other documents or certificates to be delivered by the Seller hereunder shall be reasonably satisfactory to House & Ingersoll, PLLC, counsel for the Buyer.


     5.15  Further Assurances. The Buyer shall have received such further
           ------------------
instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.



                                  ARTICLE VI

                    Conditions to the Seller's Obligations
                    --------------------------------------

     The obligations of the Seller to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the date of the Closing, subject to the right of the Seller to waive any one or more of such conditions:


     6.1   Representations and Warranties of the Buyer. The representations and
           -------------------------------------------
warranties of the Buyer contained in this Agreement and in the certificates and documents to be delivered to the Seller pursuant hereto and in connection herewith shall be true and correct in all material respects on the date hereof and on the date of the Closing (except for changes specifically permitted hereunder) as though such representations and warranties were made on the date of the Closing.


     6.2   Performance of this Agreement. The Buyer shall have duly performed or
           -----------------------------
complied in all material respects with all of the obligations to be performed or complied by it under the terms of this Agreement on or prior to the date of the Closing.


     6.3   Certificate of the Buyer. The Seller shall have received a
           ------------------------
certificate signed by an officer of the Buyer dated as of the date of the Closing and subject to no qualification certifying that the conditions set forth in this Article have been fully satisfied. Such certificate shall be deemed a representation and warranty of the Buyer hereunder.


     6.4   Authorization and Good Standing. The Seller shall have received from
           -------------------------------
the Buyer:

     (a) A certificate that this Agreement has been duly executed and delivered on behalf of the Buyer and is binding and enforceable against it in accordance with its terms.

     (b) A certificate that Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has full power and authority to own and use its properties and carry on its business as being conducted immediately prior to the date of the Closing.

     (c)   A Certificate of Existence from the State of Delaware.

     6.5   Payment of Purchase Price. The Seller shall receive from the Buyer on
           -------------------------
the date of the Closing the cash down-payment portion of the Purchase Price provided for in this Agreement.


     6.6   Opinion of Counsel. The Seller shall have received from House &
           ------------------
Ingersoll, PLLC, counsel to the Buyer, an opinion of such counsel, dated the Closing Date, to the effect that:

     (a) This Agreement has been duly executed and delivered on behalf of the Buyer, is valid, binding and enforceable against the Buyer in accordance with its terms, and has received all requisite legal corporate approval.

     (b) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has full corporate power and authority to own and use its properties and carry on its business as being conducted immediately prior to the Closing Date.


     6.7   Further Assurances. The Seller shall have received such further
           ------------------
instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.


     6.8   No Lawsuits. No suit, action or other proceeding or investigation
           -----------
shall be threatened or pending before or by any court or governmental agency concerning this Agreement or the consummation of the transactions contemplated hereby, or in connection with any material claim against Buyer not previously disclosed to the Seller. No governmental agency shall have threatened or directed any request for information concerning this Agreement, the transaction contemplated hereby, or the consequences or implications of such transaction to Buyer or Seller, or any member, officer, director, employee or agent of either of them.

     6.9  Approval of Counsel.  The validity of the transaction herein
          -------------------
contemplated and the form and substance of all opinions, instruments and other documents or certificates to be delivered by Buyer hereunder shall be reasonably satisfactory to Hoffman & Associates, counsel for Seller.


                                  ARTICLE VII

                                Indemnification
                                ---------------

     7.1  Indemnification of Buyer. For a term of three (3) years after the date
          ------------------------
of the Closing, the Seller hereby agrees to indemnify and hold the Buyer, any subsidiary or affiliated corporation of the Buyer or any officer, director, agent, employee, parent or affiliate of them (an "Indemnified Person") harmless from and against any and all losses, claims, damages, liabilities, costs, counsel fees and other expenses of any nature whatsoever incurred or asserted against them, resulting from or arising out of (i) any breach by the Seller of any representation, warranty, covenant, agreement or other obligation of the Seller made or incurred under or pursuant to this Agreement; (ii) any claim relating to the Assets or the Business occurring prior to or on the date of the Closing (other than a claim arising out of acts of Buyer's employees, agents, or representatives), whether or not such claim constitutes a breach of any representations, warranty, covenant, agreement or other obligation of the Seller; and (iii) any liability or obligation of the Seller which is not expressly assumed by the Buyer under this Agreement; [(i) through (iii) herein collectively referred to as "Indemnifiable Losses"].

     7.2  Indemnification of Seller. For a term of three (3) years after the
          -------------------------
date of the Closing, the Buyer hereby agrees to indemnify and hold the Seller, any subsidiary or affiliated corporation of the Seller or any officer, director, agent, employee, parent or affiliate of them (an "Indemnified Person") harmless from and against any and all losses, claims, damages, liabilities, costs, counsel fees and other expenses of every nature whatsoever incurred or asserted against them, resulting from or arising out of (i) any breach by the Buyer of any representation, warranty, covenant, agreement or other obligation of the Buyer made or incurred under or pursuant to this Agreement; and (ii) any claim relating to the Assets or the Business occurring after the date of the Closing (other than a claim arising out of acts of Seller's employees, agents, or representatives), whether or not such claim constitutes a breach of any representations, warranty, covenant, agreement or other obligation of the Buyer [(i) and (ii) herein collectively referred to as "Indemnifiable Losses"].

     7.3  Participation in Litigation. In the event any suit or other proceeding
          ---------------------------
is initiated against an Indemnified Person with respect to which such Indemnified Person alleges the other party is or may be obligated to indemnify such Indemnified Person hereunder, the other party shall be entitled to participate in such suit or proceeding, at its expense and by counsel of its choosing, provided that (a) such counsel is reasonably satisfactory to the Indemnified Person, and (b) the Indemnified Person and its counsel shall retain primary control over such suit or proceeding. If defense is undertaken by an insurance company of either party, then either Buyer or Seller may participate at their own expense. Such counsel shall be afforded access to all information pertinent to the suit or proceeding in question. The Indemnified Person shall not settle or otherwise compromise any such suit or proceeding without the prior written consent of the other party, which consent shall not be unreasonably withheld, if the effect of such settlement or compromise would be to impose liability on the other party hereunder.

     7.4  Payment of Indemnity. In the event an Indemnified Person suffers an
          --------------------
Indemnifiable Loss, then the other party shall pay such Indemnifiable Loss in cash or make such escrow or other arrangements for the payment of such Indemnifiable Loss as will absolve the Indemnified Person of any liability therefor. Acknowledged payment by either party's insurance company shall constitute acceptable arrangements for payment hereunder.


                                 ARTICLE VIII

                                 Miscellaneous
                                 -------------

     8.1  Survival of Warranties and Representations. Notwithstanding any
          ------------------------------------------
investigation by either the Seller or the Buyer, all representations, and warranties of the Seller and Buyer made under or pursuant to this Agreement shall survive the date of the Closing hereunder for a period of three (3) years. All covenants and agreements of the Parties hereto shall survive until such covenants and agreements have been fully performed.

     8.2  Assignment; Binding Agreement.
          -----------------------------

     (a) This Agreement and all or any part of the Buyer's rights and obligations hereunder may be assigned by the Buyer at any time only to an affiliated entity of Buyer or a Blue Rhino Distributor but such assignment will not relieve Buyer of any of Buyer's obligations, duties or liabilities under this Agreement.

     (b) Neither this Agreement nor any of the Seller's rights or obligations hereunder may be assigned by the Seller without the Buyer's prior written consent which shall not be unreasonably withheld but such assignment shall not relieve Seller of any obligations, duties and liabilities under this Agreement.

     (c) This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and to their respective successors and permitted assigns.

     8.3  Termination of this Agreement. This Agreement and the transactions
          -----------------------------
contemplated hereby may be terminated prior to the date of the Closing only as follows:

     (a)  By mutual consent of the Buyer and the Seller.

     (b) By the Party not at fault, if any of the conditions precedent to the Closing are not met or waived on or at the Closing.

     8.4  Remedies. Nothing contained herein is intended to or shall be
          --------
construed so as to limit the remedies which either party may have against the other in the event of a breach by either party of any representation, warranty or agreement made under or pursuant to this Agreement, it being intended that any remedies shall be cumulative and not exclusive. The Parties agree that if any party hereto is obligated to, but nevertheless does not, consummate this transaction, then any other party, in addition to all other rights or remedies, shall be entitled to the remedy of specific performance mandating that the other party or parties consummate this transaction. In an action for specific performance by any party against another party, the other party shall not plead adequacy of damages at law.

     8.5  Entire Agreement and Modification. This Agreement, including the
          ---------------------------------
Exhibits attached hereto and the documents delivered pursuant hereto, constitutes the entire agreement between the Parties. No changes of, modifications of, or additions to this Agreement shall be valid unless the same shall be in writing and signed by all Parties hereto.

     8.6  Severability. If any provision of this Agreement shall be determined
          ------------
to be contrary to law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

     8.7  Counterparts. This Agreement may be executed in one or more identical
          ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     8.8  Headings. The table of contents and article and section headings
          --------
contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

     8.9  Governing Law. This Agreement shall be construed and interpreted
          -------------
according to the laws of the State of North Carolina.

     8.10 Payment of Fees and Expenses. Except as may be otherwise provided
          ----------------------------
herein, each party hereto shall pay all fees and expenses of such party's respective counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transaction contemplated hereby. Each party agrees to indemnify and hold the other party harmless from and against any claim or liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

     8.11 Further Documents. The Seller and Buyer hereby agree to deliver to
          -----------------
the other party such other and further agreements, consents, documents or instruments of conveyance, assignment or transfer and to do such other things and to take such other actions, supplemental or confirmatory, as may be required for the purpose of or in connection with the consummation or evidencing of the transactions contemplated hereunder.

     8.12 Exhibits a Part of Agreement. The Exhibits to this Agreement
          ----------------------------
constitute an integral part of this Agreement.

     8.13 No Public Announcement. The Parties hereto agree that they will make
          ----------------------
no public announcements concerning the sale of the Assets hereunder or which make reference to said sale (or the sale of the Business represented thereby), unless each party has previously agreed to the content of such announcement or unless it is otherwise required by law.

     8.14 Notices. All notices, requests, demands and other communications
          -------
hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid, overnight courier or telecopy and addressed as set forth below:

     (a)  If to Buyer:        Blue Rhino Corporation
                              ATTN: Mr. Chris Holden
                              104 Cambridge Plaza Drive
                              Winston-Salem, NC 27104

          copy to:            Don R. House
                              House & Ingersoll PLLC
                              3325 Healy Drive
                              Winston-Salem, NC 27103

     (b)  If to Seller:       Georgia Gas Distributors
                              ATTN: Mr. Gerald E. Misel, Jr.
                              6000 Lake Forest Drive, Suite 230
                              Atlanta, GA 30328

          copy to:            Michael W. Hoffman
                              Hoffman & Associates
                              6075 Lake Forrest Drive, Suite 200
                              Atlanta, GA 30328

Any party may change the address to which notices are to be addressed by giving the other parties notice in the manner herein set forth.

     8.15  Arbitration. The Parties hereto agree to submit to arbitration any
           -----------
and all matters in dispute or in controversy among them concerning the terms and provisions of this Agreement. All such disputes and controversies shall be determined and adjudged by an arbitrator or arbitrators selected in accordance with the commercial arbitration rules (the "Rules") of the American Arbitration Association. The arbitration shall be held in Atlanta, Georgia or such other location as agreed by all of the Parties, and shall be conducted in accordance with the Rules, and the decision of the arbitrator(s) shall be final and binding on the Parties. The determination of which party (or combination thereof) shall bear the costs and expenses incurred in any such arbitration proceedings shall be determined by the arbitrator(s). Any such decision and satisfaction thereof may be enforced in any court having jurisdiction over the subject matter or the Parties. Notwithstanding the foregoing, either party may institute a civil action in a court for the sole purpose of maintaining the status quo during the pendency of any arbitration proceeding and the Parties agrees that said court has personal jurisdiction over the Parties.

     8.16  Attorney Fees. In the event an arbitration, suit or action is brought
           -------------
by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to recover reasonable attorneys fees from the other party, the amount to be fixed by the arbitrator, trial court, and/or appellate court.

     8.17  Non-Compete. Seller agrees that during the term of three (3) years
           -----------
after the Closing, it shall not, without the prior written consent of the Buyer, directly or indirectly, for its benefit or the benefit of another person, firm or corporation either:

     (a) engage in the 20 pound propane gas cylinder exchange business within fifty (50) miles of any of the Locations;

     (b) have any material ownership in any corporation, partnership, firm, association or business (except Buyer) which is primarily engaged in the exchange or refurbishing of propane gas cylinders within fifty
          (50) miles of any of the Locations;

     (c) request any customers of Buyer to curtail or cancel their business with Buyer;

     (d) disclose to any person, firm or corporation the name of any customers of the Seller or Buyer; or

     (e) induce or attempt to influence any employee of Buyer to terminate his employment.

     Excluded from this covenant are the six (6) Industrial Customers set forth on Exhibit 1.1(j) attached hereto.

     8.18  Binding Effect. This Agreement and all the provisions hereof shall be
           --------------
binding upon and enure to the benefit of the Parties hereto and their respective successors and allowed assigns.

     8.19  Return of Documents. If the transaction contemplated herein fails
           -------------------
to close for any reason, then Buyer shall return to Seller all Exhibits, Financial Information and any other documentation provided to Buyer as soon as practicable, and Buyer shall not, directly or indirectly, use, benefit or profit from such information. To the extent any such information inappropriately benefits Buyer, Buyer shall be liable to Seller for damages at law or in equity, as may be determined by a court of competent jurisdiction.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the day and year first above written.

                                     BUYER:
                                     Blue Rhino Corporation


                                     BY: /s/ Joseph T. Culp, Vice President
                                        -----------------------------------
                                                                Officer

                                     SELLER:
                                     Georgia Gas Distributors, Inc.


                                     By: /s/ Gerald E. Misel, Jr.,
                                        ----------------------------------
                                             Gerald E. Misel, Jr.,

                                     Title: Vice President
                                           -------------------------------

                               List of Exhibits
                               ----------------

1.1(a)  List of Locations

1.1(d)  Machinery and Equipment

1.1(e)  Motor Vehicles

1.1(j)  Excluded Industrial Customers

1.2     Liabilities and Contracts to be Assumed

1.6     Consulting Agreement

1.8     Standard Exchange Agreement and List of Applicable Locations

2.3     Financial Information

2.4     Subsequent Events

2.6     Liens and Encumbrances

2.7     Customer List

2.10    Contracts and Commitments

2.12    Litigation

2.13    Insurance

2.16    Exceptions to Assumed Obligations

2.17    Necessary Consents and Restrictions on Transfer